December 12, 2013

Oppenheimer Multi-State Municipal Trust

6803 South Tucson Way

Centennial, CO 80112-3924

Re: Oppenheimer Multi-State Municipal Trust

Ladies and Gentlemen:

We have acted as special Delaware counsel to Oppenheimer Multi-State Municipal Trust, a Delaware statutory trust (the “Trust”), in connection with certain matters of Delaware law relating to the issuance of the Offered Shares (as defined below) pursuant to the Plan (as defined below). Capitalized terms used herein and not otherwise herein defined are used as defined in the Agreement and Declaration of Trust of the Trust dated as of October 28, 2013 (the “Governing Instrument”).

We understand that, pursuant to (i) an Agreement and Plan of Reorganization (the “Pennsylvania Series Plan”) to be entered into by the Trust, on behalf of Oppenheimer Rochester Pennsylvania Municipal Fund, a series of the Trust (the “Pennsylvania Series”), and Oppenheimer Multi-State Municipal Trust, a Massachusetts business trust (the “Predecessor Fund”), on behalf of Oppenheimer Rochester Pennsylvania Municipal Fund, a series of the Predecessor Fund (the “Pennsylvania Predecessor Series”), (ii) an Agreement and Plan of Reorganization (the “New Jersey Series Plan”) to be entered into by the Trust, on behalf of Oppenheimer Rochester New Jersey Municipal Fund, a series of the Trust (the “New Jersey Series”), and the Predecessor Fund, on behalf of Oppenheimer Rochester New Jersey Municipal Fund, a series of the Predecessor Fund (the “New Jersey Predecessor Series”), and (iii) an Agreement and Plan of Reorganization (the “High Yield Series Plan” and together with the Pennsylvania Series Plan and the New Jersey Series Plan, the “Plans” and each, individually, a “Plan”) to be entered into by the Trust, on behalf of Oppenheimer Rochester High Yield Municipal Fund, a series of the Trust (the “High Yield Series” and together with the Pennsylvania Series and the New Jersey Series, the “Trust Series”), and the Predecessor Fund, on behalf of Oppenheimer Rochester High Yield Municipal Fund, a series of the Predecessor Fund (the “High Yield Predecessor Series” and together with the Pennsylvania Predecessor Series and the New Jersey Predecessor Series, the “Predecessor Fund Series”), and subject to the conditions set forth therein, Shares of the Trust Series (the “Offered Shares”) will be distributed to the shareholders of the Predecessor Fund Series in connection with the liquidation and termination of the Predecessor Fund Series.

In rendering this opinion, we have examined and relied on copies of the following documents, each in the form provided to us: the Plans; Post-Effective Amendment No. 58 to Registration Statement No. 33-30198 under the Securities Act of 1933 on Form N-1A of the Trust to be filed with the Securities and Exchange Commission on or about the day hereof (the “Registration Statement”); the Certificate of Trust of the Trust as filed in the Office of the Secretary of State of the State of Delaware (the “State Office”) on October 28, 2013 (the “Certificate of Trust”); the Governing Instrument; the By-Laws of the Trust adopted as of October 28, 2013; resolutions of the Board of Trustees of the Trust prepared for adoption at a meeting of the Trustees held on October 28, 2013 (the “October Resolutions” and together with the Governing Instrument, the By-Laws of the Trust and the Registration Statement, the “Governing Documents”); and a certification of good standing of the Trust obtained as of a recent date from the State Office. In such examinations, we have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, and the legal capacity of natural persons to complete the execution of documents. We have further assumed for purposes of this opinion: (i) except to the extent addressed by our opinion in paragraph 1 below, the due formation or organization, valid existence and good standing of each entity that is a signatory to any of the documents reviewed by us under the laws of the jurisdiction of its respective formation or organization; (ii) the due adoption, authorization, execution and delivery by, or on behalf of, each of the parties thereto of the above-referenced agreements, instruments, certificates and other documents (including, without limitation, the due adoption by the Board of Trustees of the October Resolutions and execution and delivery of each Plan (duly completed and finalized to apply to the Trust and the Trust Series) prior to the issuance of the Offered Shares pursuant thereto) and of all documents contemplated by the Governing Documents to be executed by investors desiring to become Shareholders; (iii) the payment of consideration for the Offered Shares, and the application of such consideration, as provided in the Governing Documents and the Plans, the satisfaction of all conditions precedent to the issuance of the Offered Shares pursuant to the Plans and compliance with all other terms, conditions and restrictions set forth in the Governing Documents in connection with the issuance of the Offered Shares; (iv) that no event has occurred subsequent to the filing of the Certificate, or will occur prior to the issuance of the Offered Shares pursuant to the Plan, that would cause a termination or dissolution of the Trust or any Series or Class thereof; (v) that the Trust became, prior to or within 180 days following the first issuance of beneficial interests therein, a registered investment company under the Investment Company Act of 1940, as amended; (vi) that the activities of the Trust have been and will be conducted in accordance with the terms of the Governing Instrument and the Delaware Statutory Trust Act, 12 Del. C. §§ 3801 et seq. (the “Delaware Act”); (vii) that appropriate notation of the names and addresses of, the number of Shares held by, and the consideration paid by, Shareholders will be maintained in the appropriate registers and other books and records of the Trust in connection with the issuance or transfer of Shares; (viii) that the current series of the Predecessor Fund are the Predecessor Fund Series and the current classes of such Predecessor Fund Series are Class A, Class B, Class C and Class Y; and (ix) that each of the documents examined by us is in full force and effect, expresses the entire understanding of the parties thereto with respect to the subject matter thereof and has not been amended, supplemented or otherwise modified, except as herein referenced. We have not reviewed any documents other than those identified above in connection with this opinion, and we have assumed that there are no other documents that are contrary to, or inconsistent with the opinions expressed herein. No opinion is expressed herein with respect to the requirements of, or compliance with, federal or state securities or blue sky laws. Further, we express no opinion on the sufficiency or accuracy of any registration or offering documentation relating to the Trust or the Shares. As to any facts material to our opinion, other than those assumed, we have relied without independent investigation on the above-referenced documents and on the accuracy, as of the date hereof, of the matters therein contained.

Based on and subject to the foregoing, and limited in all respects to matters of Delaware law, it is our opinion that:

1.                  The Trust is a duly formed and validly existing statutory trust in good standing under the laws of the State of Delaware. Each Trust Series is a validly existing Series of the Trust and Class A, Class B, Class C and Class Y are validly existing Classes of each of the Trust Series.

2.                  The Offered Shares, when issued to Shareholders in accordance with the terms, conditions, requirements and procedures set forth in the Plans and the Governing Documents, will constitute legally issued, fully paid and non-assessable Shares.

We hereby consent to the filing of a copy of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. This opinion speaks only as of the date hereof and is based on our understandings and assumptions as to present facts, and on the application of Delaware law as the same exist on the date hereof, and we undertake no obligation to update or supplement this opinion after the date hereof for the benefit of any person or entity (including any Shareholder) with respect to any facts or circumstances that may hereafter come to our attention or any changes in facts or law that may hereafter occur or take effect. This opinion is intended solely for the benefit of the Trust and the Shareholders in connection with the matters contemplated hereby and may not be relied upon by any other person or entity, or for any other purpose, without our prior written consent.

Sincerely,

MORRIS, NICHOLS, ARSHT & TUNNELL LLP

/s/ Louis G. Hering

Louis G. Hering

7798507.2